BWFG | LISTED | NASDAQ 3Q22 Investor Presentation October 26th, 2022

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic continues to affect Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 3Q22 Performance • Trends • Credit Quality & ALLL • Loan Portfolio • Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 3Q22 Performance

5 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 3Q22 Summary • Net income of $9.17 million, or $1.18 earnings per share (EPS) • Operating EPS of $1.08 excludes $1.0 million (~$0.10 EPS) of elevated fees associated with loan prepayments ̶ 3Q22 activity exceeded historical quarterly averages and are not reflective of run rate • Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 1.47% and 15.73%, respectively for the quarter, and 1.59% and 17.94% year-to-date ̶ Excluding the one-time elevated loan prepayment fees, ROAA and ROAE were 1.34% and 14.40%, respectively for the quarter • Pre-tax, pre-provision net revenue (“PPNR”)1 of $13.97 million, or 2.24% PPNR ROAA ̶ Excluding the one-time elevated loan prepayment fees, PPNR of $12.97 million, or 2.08% PPNR ROAA • Loan growth of $230 million, or 11%, with year-to-date loan growth of $392 million, or ~28% annualized • Quarterly Net Interest Margin (“NIM”) of 4.12%, year-to-date NIM of 3.81% • Issued $35 million subordinated notes; 6.00% fixed-to-floating rate, due 2032 • 53,546 shares repurchased during the quarter at an average price of $31.81 • Wilton branch closure effective 10/7/2022; 9 branches operating in southwestern Connecticut

6 BWFG LISTED NASDAQ BWFG LISTED NASDAQ $3.75 $3.25 $0.25 $0.16 $0.09 3Q22 YTD Reported EPS Elevated loan prepayments Release of specific reserves Historical loss update to peer group 3Q22 YTD Operating EPS 3Q22 & Year To Date EPS Walk Impact of One-time Items Key Metrics Reported Operating V bps NIM 3.81% 3.67% (14) Efficiency Ratio 45.3% 46.9% (164) Return on Average Assets 1.59% 1.38% (21) Return on Average Equity 17.94% 15.57% (237) Year To Date Reported Operating V bps 4.12% 3.96% (16) 44.1% 46.0% (185) 1.47% 1.34% (13) 15.73% 14.40% (133) 3Q22 3Q22 EPS Reported $1.18 3Q22 $0.10 3Q22 EPS Operating $1.08

7 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 3Q22 Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • $2.3 billion of gross loans • $2.3 billion of deposits • 0.79% ALLL; not yet subject to CECL • Dividend of $0.20 per share paid • $29.68 Fully Diluted Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage 11.31% Tier1/CET1 / RWA 11.42% Total Capital / RWA 12.16% QTR YTD • Net Income $9.2 million $29.4 million • PPNR $14.0 million $38.6 million • Return on Average Assets 1.47% 1.59% • PPNR / Average Assets 2.24% 2.09% • Return on Average Equity 15.73% 17.94%

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

3Q22 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	3Q22	2Q22	Var[1]
Total Interest Income	$29.7	$26.4	$3.3
Total Interest Expense	$5.1	$2.5	$(2.5)
Net Interest Income	*$24.6*	*$23.8*	*$0.7*
Non-Interest Income	$0.4	$1.2	$(0.7)
Non-Interest Expense	$11.0	$10.9	$(0.1)
Pre-Tax, Pre-Provision Net Revenue	**$14.0**	**$14.0**	**$(0.1)**
Provision/(Credit) for Loan Losses	$2.4	$(1.4)	$(3.8)
Pre-Tax Income	$11.6	$15.5	$(3.9)
Income Tax Expense	$2.4	$3.5	$1.0
Reported Net Income	**$9.2**	**$12.0**	**$(2.8)**
EPS	**$1.18**	**$1.55**	**$(0.37)**
Pre-Tax, Pre-Provision Net Revenue per share[2]	***$1.84***	***$1.84***	***$0.00***

Balance Sheet	3Q22	2Q22	Var[1]
Cash & Cash Equivalents	$223	$171	$52
Investment Securities	$113	$113	$1
Loans Receivable, net	$2,263	$2,037	$227
All Other Assets	$123	$115	$8
Total Assets	**$2,723**	**$2,436**	**$287**
Total Deposits	$2,287	$2,034	$253
Total Borrowings	$159	$140	$19
Other Liabilities	$46	$37	$9
Total Liabilities	**$2,491**	**$2,210**	**$281**
Equity	$232	$225	$6
Total Liabilities & Equity	**$2,723**	**$2,436**	**$287**

[1] Variances are rounded based on actual whole dollar amounts
[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

8

9 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Income Statement 3Q 2022 3Q 2021 Var1 Total Interest Income $78.4 $59.5 $18.9 Total Interest Expense $10.4 $10.5 $0.1 Net Interest Income $67.9 $49.0 $19.0 Non-Interest Income2 $2.5 $4.8 $(2.3) Non-Interest Expense $31.9 $30.1 $(1.8) Pre-Tax, Pre-Provision Net Revenue $38.6 $23.7 $14.8 Provision/(Credit) for Loan Losses $1.2 $(0.2) $(1.3) Pre-Tax Income $37.4 $23.9 $13.5 Income Tax Expense $8.0 $5.1 $(2.8) Reported Net Income $29.4 $18.8 $10.6 EPS $3.75 $2.37 $1.38 Pre-Tax, Pre-Provision Net Revenue per share3 $5.03 $3.05 $1.98 1 Variances are rounded based on actual whole dollar amounts 2 2021 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses 3 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense Dollars in millions, except per share data YTD Consolidated Income Statements Prior Year

BWFG | LISTED | NASDAQ Trends

11 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Performance Trends $1.78 $2.21 $2.31 $0.75 $3.36 $3.75 $3.25 2017 2018 2019 2020 2021 3Q22 YTD Diluted EPS 0.80% 0.94% 0.97% 0.28% 1.17% 1.59% 1.38% 2017 2018 2019 2020 2021 3Q22 YTD Return on Average Assets 8.93% 10.19% 10.20% 3.35% 13.86% 17.94% 15.57% 2017 2018 2019 2020 2021 3Q22 YTD Return on Average Equity $20.39 $21.85 $22.82 $21.96 $25.55 $29.68 2017 2018 2019 2020 2021 3Q22 Fully Diluted Tangible Book Value Operating result Operating result Operating result Positive performance trends reflect successful strategy execution

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Net Interest Margin 3.30% 3.18% 3.03% 2.77% 3.17% 3.81% 2017 2018 2019 2020 2021 3Q22 YTD Net Interest Margin 1.08% 1.42% 1.75% 1.20% 0.67% 0.63% 0.93% 1.30% 1.66% 1.07% 0.54% 0.52% 2017 2018 2019 2020 2021 3Q22 YTD Cost of Funds / Deposits Cost of Funds Cost of Deposits 4.51% 4.67% 4.85% 4.48% 4.42% 4.88% 4.23% 4.45% 4.61% 3.85% 3.75% 4.36% 2017 2018 2019 2020 2021 3Q22 YTD Loan & Earning Asset Yields Loan Yield Earning Asset Yield Yields include origination fee amortization • Originated $0.9 billion loans YTD with funded volume of ~$669 million at 5.36% yields • 4Q22 originations yields expected to exceed 6.25% • ~$500 million loans either floating or set to reprice in the next 12 months • Subject to anticipated action by the Federal Reserve, NIM likely to contract in 4Q22 and 2023 ~14 bps lift from prepayment fees / activity

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Trends 18.5% 16.2% 12.4% 14.1% 15.9% 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets 3 Average cost on 3Q22 NOW deposits less than 15 basis points; these accounts not sensitive to Fed Funds rate changes 16 .2% 27 .0% 20 .8% 19 .9% 15 .0% 14 .1% 15 .9% 16 .3% 16 .7% 16 .2% 17 .2% 27 .1% 28 .6% 25 .7% 25 .2% 22 .2% 20 .1% 18 .1% 14 .6% 11 .4% 9. 7% 9. 0% 8. 6% 8. 0% 55 .3% 47 .3% 54 .0% 57 .9% 64 .9% 67 .9% 69 .6% 72 .3% 73 .6% 74 .8% 74 .1% 65 .0%$1,492 $1,681 $1,620 $1,768 $1,827 $1,860 $1,939 $1,883 $2,124 $2,166 $2,034 $2,287 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Deposit Balances Brokered Deposits Retail CDs Core Deposits $150 $175 $50 $90 $213 $231 $471 $611 $596 $156 $178 $255 $383 $363 $369 $409 $725 $994 $959 4Q18 4Q19 4Q20 4Q21 3Q22 Commercial Deposits Trend Interest Bearing Non-Interest Bearing Dollars in millions $48 $52 $72 $87 $90 $173 $192 $270 $399 $380 $221 $244 $343 $486 $471 4Q18 4Q19 4Q20 4Q21 3Q22 Checking Deposits Trend NOW Non-Interest Bearing 14.7% 16.3% 18.7% 22.9% 20.6%% Total Deposits 3 Excluding IOLTA accounts 24.6% 27.4% 39.7% 46.8% 41.9%% Total Deposits20.6% 19.8% 16.4% 26.0% Wholesale Funding ratio2 FHLB Borrowings

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Trends • 14% CAGR loan growth from year- end 2019 • Supported with core deposit2 growth • Successful Treasury Management efforts continue to strengthen deposit pipeline • Wholesale deposits used to address timing differences between core deposit generation & loan origination Year-end 2019 Through 3Q22 Growth $682 $661 $30 Loan Growth Core Deposit Growth post-3Q22 core deposit growth1 1 As of 10-21-2022 2 Core Deposits include Commercial and Consumer checking, savings and money market accounts 2 Core deposits fueling loan growth

15 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Trends $1 ,2 02 $1 ,2 12 $1 ,17 6 $1 ,16 9 $1 ,18 2 $1 ,2 00 $1 ,2 17 $1 ,2 37 $1 ,2 35 $1 ,2 41 $1 ,2 20 $1 ,3 44 $4 02 $4 09 $4 39 $4 55 $4 44 $4 73 $5 22 $5 87 $6 60 $7 44 $8 38 $9 43 $1,604$1,621 $1,615$1,625 $1,626$1,673 $1,738 $1,825 $1,895 $1,985 $2,057 $2,287 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Loan Balances All Other C&I + CRE Owner Occupied 3Q22 Loan Mix 3Q22 Portfolio Yield by Vintage1 1 Weighted average yield based on active loans as of 9-30-2022 Dollars in millions Reduced reliance on Investor CRE Residential 2.49% C&I 19.39% CRE Owner Occupied 21.90% CRE Investor 50.18% Commercial Const. 5.13% Consumer Loans / Other 0.92% 4.38% Pre 2019 4.92% 2019 5.16% 2020 5.16% 2021 5.36% 2022 C&I + CRE Owner Occupied / Total Loans 25% 27% 35% 41%

BWFG | LISTED | NASDAQ Credit Quality & ALLL

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality 0.66% 2.06% 0.88% 0.73% 2019 2020 2021 3Q22 Non Performing Loans / Gross Loans NPLs $10,588 $33,416 $16,587 $16,793 0.41% 0.22% 0.10% 3Q22 Detail 0.73% SBA-guaranteed portion of NPLs All other NPLs Credit quality remains strong COVID-19 related NPL Dollars in thousands • Single loan - 57% LTV • Full recourse • High net worth guarantors • Full repayment expected 1-5 $1,555 96.9% $1,563 96.1% $1,827 96.4% $2,242 98.0% 6 $27 1.7% $15 0.9% $21 1.1% $2 0.1% 7 $19 1.2% $46 2.8% $45 2.4% $43 1.9% 8 $4 0.2% $2 0.1% $2 0.1% $0 0.0% Total $1,604 $1,626 $1,895 $2,287 Ri sk R at in g (R R) Rated Asset Balances – Total Loans Risk Rating Meanings 1 Secured by Cash 2 Superior 3 Desirable 4 Pass 5 Bankable with Care 6 Special Mention 7 Substandard 8 Doubtful 9 Loss NR Not Rated Dollars in millions

18 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 0.71% 0.75% 0.06% $2.7 million ($0.3 million) 0.04% 2Q22 Asset Growth / Mix Specifics 3Q22 General Specific 3Q22 ALLL Allowance for Loan Loss (“ALLL”) Walk 0.77% 0.79% $15.8 Million $18.2 Million Bankwell is not yet subject to CECL • ALLL coverage of NPLs is 108% • Excluding the COVID-19-related NPL, coverage would be 245%

BWFG | LISTED | NASDAQ Loan Portfolio

20 BWFG LISTED NASDAQ BWFG LISTED NASDAQ • No single relationship represents more than 4% of total loans, as of September 30th, 2022 • Increasingly diversified commercial loan portfolio mix: Total Loan Portfolio = $2,287 million Loan Portfolio Composition Diversifying portfolio, reducing reliance on Investor CRE Residential 2.49% C&I 19.39% CRE Owner Occupied 21.90% CRE Investor 50.18% Commercial Const. 5.13% Consumer Loans / Other 0.92% 4Q19 4Q20 4Q21 1Q22 2Q22 3Q22 CRE Investor 59.8% 60.5% 55.2% 52.9% 50.3% 50.2% CRE O/O + C&I 24.9% 27.1% 34.9% 37.5% 40.8% 41.3%

21 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1 Total CRE Portfolio = $1,648 million 1 Includes Owner Occupied CRE, does not include Construction CRE Loan Portfolio Retail 25.88% Office 17.80% Residential Care 24.40% MultiFamily 11.26% Industrial Warehouse 9.36% Mixed Use 4.98% Other 4.08% Special Use 2.24% • Property Type mix continues to show well diversified exposure • Residential Care consists primarily of skilled nursing and/or assisted living facilities located across eastern US • ~ 59% of all CRE loan balances have recourse ̶ Non recourse loans require lower LTV and higher DSCR

22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1 Includes Owner Occupied CRE, does not include Construction 2 Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented 3 LTVs based on original LTV values, at origination Type Count $ % LTV3 Retail2 77 $246 58% 69.7% Grocery 11 $100 23% 64.9% Restaurant 24 $33 8% 59.9% Gas / Auto Services 15 $26 6% 72.3% Pharmacy 7 $21 5% 65.1% Total Retail 134 $426 100% 67.7% Retail Segment Detail • No significant exposure to any one retailer • No exposure to bankrupt retailers Office Segment Detail Type Count $ % LTV3 Office (primarily suburban) 69 $213 73% 60.9% Medical 36 $80 27% 65.9% Condo 4 $1 0% 66.0% Total Office 109 $293 100% 62.2% 1CRE Loan Portfolio Dollars in millions CT 41% NY 14% NJ 11% All Other 34% • ~66% Office loans located in Bankwell’s primary lending area, mostly in suburban area, not NYC • Out of primary market loans are generally either GSA-leased, credit tenants, owner-occupied or medical office

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Geography Distribution 1 Includes Owner Occupied CRE, does not include Construction 2 Based on dollar volume 3 LTVs based on original LTV values, at origination 4 Consists primarily of skilled nursing and/or assisted living facilities 5 Special Use includes Country Clubs, Tennis Facilities, Catering 6 Other includes Hotel, NFP/Social, Mobile Home & Worship Loan To Value Property Type $ LTV3 Retail $426.5 67.7% Residential Care4 $402.1 65.7% Office $293.3 62.2% Multifamily $185.5 61.1% Industrial/Warehouse $154.2 58.2% Mixed Use $82.1 45.0% Special Use5 $36.9 66.6% 1 - 4 Family Investment $32.9 56.3% Other6 $29.2 48.8% Land $5.2 30.0% Self Storage $0.0 55.0% Total $1,647.9 62.8% Vintage Year $ Distribution Pre 2019 $522.8 32% 2019 $136.1 8% 2020 $104.8 6% 2021 $399.8 24% 2022 $484.3 29% Total $1,647.9 100% • Greater geographic diversity attributed to growth in Residential Care4 sector • Continued diversification by following strongest customers to growth or stable markets • Of the CT-based loans, 54% are in Fairfield County2 Dollars in millions 1CRE Loan Portfolio CT 32.70% NY 25.93% FL 11.01% NJ 5.74% TX 3.63% OH 3.53% All Other 17.46%

24 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Finance 23% Insurance (Primarily Brokers) 27% Health Care & Social Assistance 30% Real Estate and Rental/Leasing 2% Arts, Entertainment & Recreation 4% Wholesale 3% Retail Trade 3% Manufacturing 2% All Other 6% C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $433 million • Limited leverage loan exposure of $19 million as of 9/30/22, less than 1% of total loans 1 1 Includes luxury auto leasing and financing

25 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Commercial Construction Portfolio • Commercial construction loans comprise ~5% of total loan portfolio (~$117 million) • $134 million of unfunded commitments, committed construction draws are subject to various terms and conditions, including completion of work verified by third party professional inspection Dollars in millions By Property Type # Loans $ Committed % Unfunded $ Unfunded 2Q22 Balance 31 $243 58% $141 Closures in 2Q22 (3) ($21) 2Q22 Loans @ 3Q22 28 $222 53% $118 New 3Q22 Loans 4 $20 3Q22 Balance 32 $242 55% $134 Multifamily 65%Mixed Use 13% Land 8% Medical Office 5% Self Storage 4% Retail 4% Residential 1%

26 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Residential Portfolio • $62 million Residential portfolio comprised of: ̶ $57 million residential mortgages, with an average LTV of 67.4%1 and an average size of $486 thousand ̶ $5 million HELOCs • 86% ($49 million) of residential mortgages secured by residences in Fairfield County, CT ̶ Of the Fairfield County mortgages, 66% are secured by residences in New Canaan, Westport & Fairfield Loan Vintage Year $ Millions Distribution Pre 2014 $25.7 42% 2014 $6.2 10% 2015 $10.0 16% 2016 $8.3 13% 2017 $11.3 18% 2018 $0.2 0% Total $61.7 100% 1 LTVs based on original LTV values, at origination Bankwell stopped originating residential mortgages at the end of 2017

BWFG | LISTED | NASDAQ Capital

28 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Tangible Book Value • AOCI: $0.44 unfavorable change from AFS investment portfolio partially offset by $0.37 favorable change from mark-to-market on long-dated interest rate swaps • Mark-to-market as of October 21st, 2022 : Swaps ~$0.15 incremental TBV, offset by ~$0.10 reduction in AFS investment portfolio • 53,546 shares repurchased during the quarter at an average price of $31.81 1 Misc includes items such as, but not limited to, changes related to stock grants and share count Fully Diluted Tangible Book Value (TBV) Per Share Walk 1 $28.75 $29.68 $1.18 $0.20 $0.07 $0.01 $0.02 2Q22 Net Income Dividends AOCI Share Buyback Misc 3Q22

29 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Capital Position 9.16% 10.15% 11.10% 11.80% 8.41% 11.31% 11.42% 12.16% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap ita l 3Q22 2Q22 ‘Adequate’ + Buffer Min Capital ratios reflect strong earnings and double-digit loan growth 2 Tier 1CET1 CRE concentration of 414%1 1 Current period Bank capital ratios are preliminary, subject to finalization of the FDIC Call Report 2 TCE calculation is a consolidated BWFG ratio Key Bank Capital Ratios1

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

Bankwell operates in an attractive core market:

- Third most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- MSA ranked 11th most educated overall, tied for 5th with the highest percentage of bachelors degree holders[4]
- Headquarters of 9 Fortune 500 companies[5]
- Home to two of the largest hedge funds in the U.S.
- $27 billion total AUM managed by 68 firms with $1 billion or less in AUM[6]
- 381 thousand housing units with a median value of owner-occupied units of $433 thousand[7]
  - In addition, New Haven County has 371 thousand housing units with a median value of owner-occupied units of $252 thousand[7]



Branches (9)
Branch Closure 4Q22 (1)
Fairfield County

- Connecticut-based $2.7 billion commercial bank
- 9 branches in Fairfield & New Haven Counties
  - Wilton branch closure effective 10/7/2022
- $204 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/22, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2020* news release 11/16/21
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: WalletHub: *Most & Least Educated Cities in America*, 7/18/22
[5] Source: Fortune.com: *2022 Fortune 500*
[6] Source: US News and World Report
[7] Source: US Census Bureau QuickFacts (2021 data)

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Financial Snapshot

Dollars in thousands, except per share data

	2017[1]	2018	2019	2020	2021	3Q22
Total assets	$1,796,607	$1,873,665	$1,882,182	$2,253,747	$2,456,264	$2,722,995
Net loans	$1,520,879	$1,586,775	$1,588,840	$1,601,672	$1,875,167	$2,263,432
Loan-to-deposit ratio	110.1%	106.4%	107.1%	87.9%	88.8%	99.2%
Efficiency ratio[2]	54.9%	59.2%	60.2%	73.9%	53.9%	45.3%
Non-interest expense / avg. assets	1.88%	1.93%	1.90%	2.03%	1.75%	1.73%
Net interest margin	3.30%	3.18%	3.03%	2.77%	3.17%	3.81%
Total capital to risk weighted assets	12.19%	12.50%	13.35%	12.28%	12.00%	12.16%
Tangible common equity ratio[2]	8.81%	9.16%	9.56%	7.73%	8.13%	8.41%
Return on average equity	8.93%	10.19%	10.20%	3.35%	13.86%	17.94%
Fully diluted tangible book value per share[2]	$20.39	$21.85	$22.82	$21.96	$25.55	$29.68
Net interest income	$54,364	$56,326	$53,761	$54,835	$67,886	$67,934
Pre-tax, pre-provision net revenue[2]	$26,470	$24,593	$23,379	$14,907	$33,803	$38,555
Net income	$13,830	$17,433	$18,216	$5,904	$26,586	$29,408
EPS (fully diluted)	$1.78	$2.21	$2.31	$0.75	$3.36	$3.75

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

[2] A non-GAAP metric

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily Chief Risk Officer Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov Chief Financial Officer (since 2016)	30+	Mr. Ivanov has over 30 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida and is a CPA. He is also Six Sigma Black Belt certified.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Laura J. Waitz Chief Operating Officer (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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BWFG | LISTED | NASDAQ Thank You & Questions